Exhibit 1.2

EXECUTION VERSION

UNDERTAKING AND INDEMNITY AGREEMENT

by and among

MELCO CROWN ENTERTAINMENT LIMITED

and

CREDIT SUISSE (HONG KONG) LIMITED

DEUTSCHE BANK AG, HONG KONG BRANCH

November 28, 2011

THIS UNDERTAKING AND INDEMNITY AGREEMENT (this “Agreement”), dated November 28, 2011, is made by and between Melco Crown Entertainment Limited (the “Company”), Credit Suisse (Hong Kong) Limited (“Credit Suisse”) and Deutsche Bank AG, Hong Kong Branch (“Deutsche Bank” and together with Credit Suisse, the “Borrowing Agents”).

RECITALS

WHEREAS, the Company wishes to undertake a listing of its shares (the “Shares”) by way of introduction (the “Introduction”) on the Main Board of The Stock Exchange of Hong Kong Limited (the “Stock Exchange”);

WHEREAS, Credit Suisse and Deutsche Bank have agreed with Crown Limited and Melco International Development Limited (together, the “Controlling Shareholders”) to act as Borrowing Agents and, in connection with the Introduction, to enter into a Securities Lending Agreement (the “Securities Lending Agreement”) and a Sale and Repurchase Agreement (the “Sale and Repurchase Agreement”), both dated as of the date hereof, with the Controlling Shareholders;

WHEREAS, the Borrowing Agents are entering into the Securities Lending Agreement and the Sale and Repurchase Agreement with the Controlling Shareholders in reliance on and as a result of the representations, warranties, covenants, agreements and indemnities made by the Company herein;

NOW, THEREFORE, in consideration of the Borrowing Agents’ agreement to enter into the Securities Lending Agreement and the Sale and Repurchase Agreement, the Company has agreed to make certain representations, warranties, covenants, agreements and indemnities as set forth herein:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms: For purposes of this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:

“Act” means the US Securities Act of 1933, as amended;

“Applicable Time” means, with respect to any Prospectus (as amended or supplemented from time to time), the time of first sale of Offered Securities by the Borrowing Agents to investors pursuant to the Prospectus and any such amended or supplemented Prospectus;

“Business Day” means a day (excluding Saturdays) on which banks are open for general banking business in Hong Kong and New York;

“Commission” means the US Securities and Exchange Commission;

“Controlling Shareholders” has the meaning given to it in the Recitals;

“Effective Date” means the date of the Effective Time of any registration statement and any post-effective amendment or amendments thereto;

“Effective Time” means each date and time that the Initial Registration Statement and any post-effective amendment or amendments thereto became or becomes effective;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“General Disclosure Package” has the meaning given to it in Section 2.3;

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors;

“Hong Kong” or “HK” means the Hong Kong Special Administrative Region of the PRC;

“Initial Registration Statement” has the meaning given to it in Section 3.1;

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus;

“Liquidity Period” means the period commencing on the Listing Date to 30 calendar days thereafter (both days inclusive);

“Listing Date” means the date, expected to be on December 7, 2011, on which dealings in the Shares first commence on the Stock Exchange;

“Listing Document Date” means November 30, 2011;

“Offered Securities” means the maximum number of Shares which (i) could be lent by each Controlling Shareholder pursuant to the Securities Lending Agreement; and (ii) could be sold by each Controlling Shareholder under the Sale and Repurchase Agreement (including any securities issuable or issued or distributed in respect of any such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, amalgamation, consolidation or otherwise);

“Prospectus” means any prospectus contained in or filed in connection with the Registration Statement, as supplemented by any prospectus supplement thereto;

“Registration Statement” means the Initial Registration Statement together with any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B;

“Reporting Accountants” has the meaning given to it in Section 2.13;

“Rule” means a Rule under the Rules and Regulations;

“Rules and Regulations” means the rules and regulations of the Commission;

“Sale and Repurchase Agreement” has the meaning given to it in the Recitals;

“Securities Lending Agreement” has the meaning given to it in the Recitals;

“Unaudited Interim Financial Information” has the meaning given to it in Section 2.3;

“United States” or “US” means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

“Warranties” means the representations, warranties and undertakings given pursuant to Article II.

Section 1.2 Construction. For the purposes of this Agreement: (i) references to “Recitals”, “sections”, “clauses”, “paragraphs” and “Schedules” are to recitals, sections, clauses and paragraphs of, and schedules to, this Agreement; (ii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted; (iii) references to a “company” shall be construed so as to include any company, corporation or other body corporate, whenever and however incorporated or established; (iv) references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality); (v) references to writing shall include any modes of reproducing words in a legible and non-transitory form; (vi) references to times of the day and dates, unless otherwise specified, are to Hong Kong times of the day and Hong Kong dates, respectively; (vii) headings to clauses, sections and Schedules are for convenience only and do not affect the interpretation of this Agreement; (viii) any Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules; and (ix) words in the singular shall include the plural (and vice versa) and words importing one gender shall include the other two genders.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to, and agrees with, the Borrowing Agents that:

Section 2.1 Compliance with Securities Act Requirements. (i) (A) On their respective Effective Dates, each of the Initial Registration Statement, any post-effective amendment or supplement thereto and the Prospectuses contained therein conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date and at the time of filing of each Prospectus and any amendment or supplement thereto pursuant to Rule 424(b) (if any), each such Prospectus (as amended or supplemented) will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and each Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.2 Ineligible Issuer Status. (i) At the respective filing dates of each of the Initial Registration Statement, any amendment thereto, and any Prospectus and any amendment or supplement thereto and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

Section 2.3 General Disclosure Package. As of each Applicable Time, (i) neither (a) any General Use Issuer Free Writing Prospectus issued at or prior to such Applicable Time, any Prospectus, as amended or supplemented at or prior to such Applicable Time, and the other information, if any, stated in Schedule A to be included in the General Disclosure Package all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Limited Use Issuer Free Writing Prospectus, stated in Schedule B, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the unaudited interim financial information of the Company and its consolidated subsidiaries for the six-month period ended June 30, 2010 and the three-month period ended September 30, 2011, together with the applicable related notes, included in the General Disclosure Package (the “Unaudited Interim Financial Information”), present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at June 30, 2010 and September 30, 2011 and their consolidated statement of operations, stockholders’ equity and cash flows for the six-month period ended June 30, 2011 and the three-month period ended September 30, 2011. The Unaudited Interim Financial Information has been prepared in conformity with U.S. Generally Accepted Accounting Principles throughout the six-month period ended June 30, 2010 and the three-month period ended September 30, 2011, except as may be expressly stated in the related notes thereto. The Unaudited Interim Financial Information included in the General Disclosure Package has been compiled on a basis consistent with that of the audited financial statements included in the General Disclosure Package, has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

Section 2.4 Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Liquidity Period or until any earlier date that the Company notified or notifies the Borrowing Agents as described in Section 3.3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.

Section 2.5 Exchange Act Registration Statement. A registration statement on Form 8-A relating to the Offered Securities has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time such registration statement became effective, being hereinafter called the “8-A Registration Statement”). The 8-A Registration Statement has been declared effective by the Commission and as of its effective date, complied and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the requirements of the Exchange Act, and did not and will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.6 Eligibility. The Company meets the existing requirements and the requirements prior to October 21, 1992 for use of Form F-3 under the Act and is a “foreign private issuer” and a “well-known seasoned issuer” and is eligible to file an “automatic shelf registration statement” (as each such term is defined in Rule 405). On its filing with the Commission, the Initial Registration Statement will become effective, and any amendment thereto will become effective, in each case under the Act.

Section 2.7 Registration Statements. The statements (including those incorporated by reference) set forth in the Registration Statement and Final Prospectus (i) under the sections headed “Prospectus Summary”, “Description of American Depositary Shares”, “Description of Share Capital”, “Capitalization”, “Principal Shareholders” and “Legal Matters” insofar as they purport to constitute a summary of the terms of the Offered Securities, and (ii) under the sections headed “Management”, “Risk Factors”, “Corporate History and Structure”, “Legal Matters”, “Business”, “Our Industry”, “Description of Share Capital”, “Taxation”, “Enforcement of Civil Liabilities” and “Regulations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

Section 2.8 Investment Company Act. The Company is not and, after giving effect to the Listing as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.

Section 2.9 Passive Foreign Investment Company. The Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the tax year ending December 31, 2011. The Company has no plan or intention to operate in such a manner so as to become a PFIC in the future.

Section 2.10 Stabilization Activities. Neither the Company nor any of its subsidiaries has taken, nor has any of their respective officers, directors or affiliates (within the meaning of the Act and the Rules and Regulations) taken, nor will any of them take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, under the Exchange Act and regulations thereunder, the stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Offered Securities (it being acknowledged that the execution and performance by the Controlling Shareholders of their obligations pursuant to the Securities Lending Agreement and the Sale and Repurchase Agreement does not constitute such action).

Section 2.11 No Conflicts or Consents. The performance by the Company of its obligations under the terms of this Agreement does not and will not: (A) result in a violation or breach of any provision of the memorandum and articles of association or the constitutive documents of the Company; or (B) result in a violation or breach of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any encumbrance pursuant to, any instrument or agreement or arrangement to which the Company or any of its subsidiaries is a party or by which it or any of its assets are bound; or (C) result in a breach of any laws to which the Company or any of its subsidiaries is subject or by which the assets of the Company or any of its subsidiaries are bound; or (D) require any approval from any relevant governmental authority or any other person or, the sanction or consent of the Company’s shareholders which has not been obtained as at the date hereof, which might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as a whole. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries, or that would prevent the satisfaction of, or defeat any condition to drawdown or other requirement under any material contract related to indebtedness or otherwise adversely affect the availability to the Company or any of its subsidiaries of financing contemplated thereby.

Section 2.12 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

Section 2.13 Auditors. Deloitte Touche Tohmatsu Certified Public Accountants, Ltd., who certified the financial statements and the supporting schedules (“Reporting Accountants”) included in the Registration Statement and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations;

Section 2.14 Choice of Law. The agreement of the Company to the choice of law provisions set forth in Section 5.5 of this Agreement will be recognized by the courts of the Cayman Islands and Macau and are legal, valid and binding; the Company and its subsidiaries can sue and be sued in its own name under the laws of the Cayman Islands and Macau; the irrevocable submission by the Company to the jurisdiction of a New York Court and the appointment of CT Corporation System, 111 Eighth Avenue, New York, New York, 10011, as its authorized agent for the purpose described in Section 5.6 of this Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 5.6 of this Agreement will be effective to confer valid personal jurisdiction over the Company; and, except as disclosed in the Prospectus, a judgment obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement would be enforceable against the Company in the courts of the Cayman Islands and Macau, in each case, without further review of the merits.

Section 2.15 Certificates. Any certificate signed by any officer of the Company and delivered to the Borrowing Agents or counsel for the Borrowing Agents as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Borrowing Agent.

ARTICLE III

UNDERTAKINGS AND AGREEMENTS

The Company hereby undertakes and covenants to the Borrowing Agents that:

Section 3.1 On the Business Day before the Listing Document Date (unless otherwise agreed between the Company and the Borrowing Agents), the Company agrees to file with the Commission an automatic shelf registration statement (as defined in Rule 405 under the Rules and Regulations) on Form F-3 (including the prospectus furnished thereto) registering the offer and sale from time to time pursuant to Rule 415 under the Rules and Regulations of the Offered Securities by the Controlling Shareholders and the Borrowing Agents, which registration statement becomes effective immediately upon its filing (the “Initial Registration Statement”). The Company agrees to keep the Registration Statement effective under the Act and useable for the purposes contemplated by the Securities Lending Agreement and the Sale and Repurchase Agreement for the full Liquidity Period.

Section 3.2 The Company agrees to pay to the fees and expenses relating to the undertakings herein, including without limitation:

(a) fees and expenses relating to registration of the Offered Securities with the Commission;

(b) expenses incurred for preparing, printing and distributing any Prospectus to the Borrowing Agents and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors;

(c) expenses incurred in connection with qualification of the Offered Securities for sale under the laws of Hong Kong and the preparation and printing of memoranda relating thereto;

(d) fees and expenses of the legal advisors of the Borrowing Agents; and

(e) fees and expenses of the Reporting Accountants.

Section 3.3 The Company shall give written notice to the Borrowing Agents (which notice pursuant to clauses (b)-(f) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

(a) when the Registration Statement or any post-effective amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(b) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405.

(d) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e) of the happening of any event that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading; and

(f) of the happening of any event or development which results or would result in any Issuer Free Writing Prospectus conflicting with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.4 The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification referred to in Section 3.3 above and, if issued, to obtain as soon as possible the withdrawal thereof at the earliest possible time.

Section 3.5 The Company shall furnish to each Borrowing Agent, without charge, one copy of the Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Borrowing Agents so request in writing, all exhibits thereto (including those, if any, incorporated by reference). The Company shall not, without the prior consent of the Borrowing Agents, make any offer relating to the Offered Securities that would constitute a “free writing prospectus”, as defined in Rule 405.

Section 3.6 The Company shall, during the Liquidity Period, deliver to the Borrowing Agents, without charge, as many copies of the Prospectus included in the Registration Statement and any amendment or supplement thereto as the Borrowing Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Borrowing Agents in connection with the offering and sale of the Offered Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Registration Statement.

Section 3.7 The Company shall cooperate with the Borrowing Agents to facilitate the timely preparation and delivery of certificates representing the Shares to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Borrowing Agents may request a reasonable period of time prior to sales of the Offered Securities pursuant to such Registration Statement.

Section 3.8 Upon the occurrence of any event contemplated by clauses (b) through (e) of Section 3.3 above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related Prospectus and any other required document so that, as thereafter delivered to the Borrowing Agents or purchasers of Offered Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Upon the occurrence of any event contemplated by clause (f) of Section 3.3 above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If the Company notifies the Borrowing Agents in accordance with clauses (b) through (f) of Section 3.3 above to suspend the use of the Prospectus until the requisite changes to the Prospectus or applicable Issuer Free Writing Prospectus have been made, then the Borrowing Agents shall suspend use of the Prospectus, and the period of effectiveness of the Registration Statement provided for in Section 3.1 above and the Liquidity Period provided for in Section 3.1 above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Borrowing Agents shall have received such amended or supplemented prospectus or the applicable Issuer Free Writing Prospectus has been amended or supplemented pursuant to this Section 3.8.

Section 3.9 The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the registration of the Offered Securities and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

Section 3.10 The Company shall take all such other action, if any, as the Borrowing Agents shall reasonably request in order to facilitate the disposition of the Offered Securities pursuant to the Registration Statement in accordance with the Securities Lending Agreement and the Sale and Repurchase Agreement.

Section 3.11 The Company represents and agrees that, unless it obtains the prior consent of the Borrowing Agents, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Borrowing Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Section 3.12 The Company shall use its best efforts to take all other steps necessary to effect the registration of the Offered Securities covered by a Registration Statement contemplated hereby.

ARTICLE IV

INDEMNITY

Section 4.1 The Company (the “Indemnifying Party”) agrees to indemnify and hold harmless each Borrowing Agent, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Borrowing Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against any losses, claims, damages or liabilities, joint or several (including, but not limited to, any losses, claims, damages, or liabilities, joint or several, relating to purchases and sales of the Offered Securities) to which each Indemnified Party may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto or in the General Disclosure Package or any Issuer Free Writing Prospectus or General Use Issuer Free Writing Prospectus(es), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of a Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense arising out of or based upon any untrue statement of or omission or alleged omission made in reliance upon or in conformity with written information furnished by the Borrowing Agents to the Company expressly for use therein, provided however, that the only information furnished by any Borrowing Agent consists of the respective names of each Borrowing Agent in the Prospectus under the caption “Description of Liquidity Arrangements”.

Section 4.2 Each Borrowing Agent will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Borrowing Agent Indemnified Party”), against any losses, claims, damages or liabilities to which such Borrowing Agent Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Borrowing Agent through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Borrowing Agent Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Borrowing Agent Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Borrowing Agent consists of the following information in the Prospectus furnished on behalf of each Borrowing Agent: their respective names.

Section 4.3 Promptly after receipt by an Indemnified Party under Section 4.1 above of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Indemnifying Party under Section 4.1 above hereafter, notify the Indemnifying Party of the commencement thereof; but the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have under Section 4.1 above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under Section 4.1 above. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the Indemnifying Party’s election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

Section 4.4 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under Section 4.1 above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 4.1 above (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Borrowing Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Borrowing Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 4.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Borrowing Agents agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.4.

Section 4.5 The obligations of the Company under this Article shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Borrowing Agents, within the meaning of the Act; and the obligations of the Borrowing Agents under this Article shall be in addition to any liability which the respective Borrowing Agent may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Act.

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and of the Borrowing Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Borrowing Agent, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and (where applicable) payment for the Offered Securities.

Section 5.2 Further Assurance and Assistance. The Company and the Borrowing Agents agree that each will execute and deliver any and all documents, and take such further acts, in addition to those expressly provided for herein, that may be necessary or appropriate to effectuate the provisions of this Agreement.

Section 5.3 Notices. All notices, demands and other communications required or permitted to be given to any party under this Agreement shall be in writing and any such notice, demand or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid, or in the case of facsimile notice, when sent and transmission is confirmed, and, regardless of method, addressed to the party at its address or facsimile number set forth below (or at such other address or facsimile number as the party shall furnish the other parties in accordance with this Section 5.2):

If to the Company:

Melco Crown Entertainment Limited

36/F, The Centrium

60 Wyndham Street

Central, Hong Kong

Attn: Stephanie Cheung

Facsimile: +852-2537-3618

E-mail: scheung@melco-crown.com

With a copy to:

Shearman & Sterling

12th Floor

Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Matthew Bersani

Facsimile: +852-2978-8099

If to the Borrowing Agents:

Credit Suisse (Hong Kong) Limited

88th Floor

International Commerce Center

1 Austin Road West

Kowloon

Hong Kong

Attn: Stephen Monick

Facsimile: +852-2284-6972

Deutsche Bank AG, Hong Kong Branch

Level 52

International Commerce Center

1 Austin Road West

Kowloon

Hong Kong

Attn: Darius Naraghi

Facsimile: +852-2203-7202

With a copy to:

Skadden, Arps, Slate, Meagher & Flom

42nd Floor

Edinburgh Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Jonathan Stone

Facsimile: +852-3910-4703

Section 5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other party (which consent may not be unreasonably withheld) and any purported assignment without such consent shall be void.

Section 5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles of such State.

Section 5.6 Jurisdiction; Venue; Consent to Service of Process; Judgment Currency. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives, to the extent permitted by law, any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees, to the extent permitted by law, not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 5.3, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Borrowing Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by such Borrowing Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Borrowing Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Borrowing Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to such Borrowing Agent hereunder, such Borrowing Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Borrowing Agent hereunder.

Section 5.7 Waiver of Jury Trial. Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the subject matter hereof. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This Section 5.7 has been fully discussed by each of the parties hereto and these provisions shall not be subject to any exceptions. Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Agreement. In the event of litigation, this agreement may be filed as a written consent to a trial (without a jury) by the court.

Section 5.8 Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Borrowing Agents have been retained by the Controlling Shareholders solely to act as borrowing agents in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Borrowing Agents has been created in respect of any of the transactions contemplated by this Agreement, the Sale and Repurchase Agreement, the Securities Lending Agreement or the Prospectus, irrespective of whether the Borrowing Agents have advised or are advising the Company on other matters;

(b) Absence of Obligation to Disclose. The Company has been advised that the Borrowing Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Borrowing Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(c) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Borrowing Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Borrowing Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

Section 5.9 Frustration. The Company and the Borrowing Agents agree that neither party shall take any action that would reasonably be expected to frustrate the intent of this Agreement nor shall any party omit to take any action, the omission of which would reasonably be expected to frustrate the intent of this Agreement.

Section 5.10 Amendment and Waiver. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any succeeding failure to comply, whether with the same or a different obligation, covenant, agreement or condition.

Section 5.11 Counterparts. This Agreement may be executed by the parties in multiple counterparts which may be delivered by facsimile transmission. Each counterpart when so executed and delivered shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

For and on behalf of
Melco Crown Entertainment Limited

/s/ Lawrence Yau Lung Ho

Director: Lawrence Yau Lung Ho
Date: November 28, 2011

[Signature page to Indemnity and Undertaking Agreement]

For and on behalf of
Credit Suisse (Hong Kong) Limited

/s/ Karen Wong
Name: Karen Wong
Title: Director

[Signature page to Indemnity and Undertaking Agreement]

For and on behalf of
Deutsche Bank AG, Hong Kong Branch

/s/ Rowena Chu	/s/ Heidi Yang
Name: Rowena Chu	Name: Heidi Yang
Title: Managing Director	Title: Managing Director

[Signature page to Indemnity and Undertaking Agreement]

SCHEDULE A

[None]

S-1

SCHEDULE B

[None]

S-2